Exhibit 23.2

                       Consent of KPMG Peat Marwick LLP


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                                                     EXHIBIT 23.2



                [LETTERHEAD OF KPMG PEAT MARWICK LLP]




                  CONSENT OF INDEPENDENT AUDITORS
                  -------------------------------


The Board of Directors
PennFirst Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of PennFirst Bancorp, Inc. of our report dated January 23, 1997, relating to the consolidated statements of financial condition of PennFirst Bancorp, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report is incorporated by reference in the December 31, 1996 annual report on Form 10-K of PennFirst Bancorp, Inc.




/s/ KPMG Peat Marwick LLP


Pittsburgh, Pennsylvania
July 15, 1997